Exhibit (g)(4)

RUSSIAN ADDENDUM

This Agreement, dated June 20, 2007 is between:

(1)	each fund listed on Attachment A to the Custody Agreement (as defined below) as amended from time to time (each, a “Customer”) having a place of business at 1221 Avenue of the Americas, New York, New York 10020; and

(2)	JPMorgan Chase Bank, N.A. (the “Bank”).

WHEREAS:

(A)	The Customer has entered into a global custody agreement with the Bank dated as of April 12, 2007, (as amended from time to time, the “Custody Agreement”), which provides that the Bank will act as custodian of certain securities of the Customer.

(B)	The Customer now wishes that the Bank provide certain services described herein in respect of MinFin Bonds and Russian Securities, which are restricted markets, and the Bank hereby agrees that it shall provide those services pursuant to the terms and conditions set forth in this Agreement, and which shall be supplemental to the Custody Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

Section 1.	Definitions

The following words shall have the meanings ascribed to them herein:

(a)	“DCC” shall mean Depository Clearing Corporation, a Russian Securities Depository which has been appointed by the Bank in relation to re-registration of Russian Securities.

(b)	“Depository Extract” shall mean an extract issued by a Russian Securities Depository as described in Section 1(m) hereof.

(c)	“International Financial Institution” shall mean any bank in the top 1,000 (together with their affiliated companies) as measured by “Tier 1” capital or any broker/dealer in the top 100 as measured by capital.

(d)	“MinFin Bonds” shall mean Russian Ministry of Finance USD denominated bonds, issued in physical form.

(e)	“Negligence” shall mean the failure to exercise Reasonable Care or to use Reasonable Efforts (as defined below).

(f)	“Reasonable Care” shall mean the use of reasonable custodial practices under the applicable circumstances as measured by the custodial practices then prevailing in Russia of International Financial Institutions acting as custodians for their institutional investor clients in Russia including, in relation to the appointment of nominees and agents, the taking of reasonable steps in order to assess the reputation and competence of such nominees and agents.

(g)	“Reasonable Efforts” shall mean in relation to Share Extracts and corporate actions, the taking of such steps as are considered by the Bank as being reasonably appropriate to obtain Share Extracts and to exercise corporate actions respectively under the given circumstances having regard to cost, time and other practical constraints.

(h)	“Registrar Company” shall mean any entity providing share registration services to an issuer of Russian Securities and appropriately licensed by the Federal Commission for Securities and Securities Markets (or any replacement body) in Russia.

(i)	“Registrar Contract” shall mean a contract between the Russian Subcustodian and a Registrar Company (and as the same may be amended from time to time) containing, inter alia, substantially the following contractual provisions:

(i)	Regular Share Confirmations – each Registrar Contract will establish the Russian Subcustodian’s right to conduct regular share confirmations as detailed in Section 11 on behalf of the Russian Subcustodian’s customers.

(ii)	Prompt Re-registration – Registrar Companies will be obligated to effect re-registrations as detailed in Section 11 within seventy-two (72) hours of receiving the necessary documentation.

(iii)	Use of Nominee Name – each Registrar Contract will establish the Russian Subcustodian’s right to hold shares not held directly in the beneficial owner’s name but in the name of its nominee as further detailed in Section 11.

(iv)	Auditor Verification – each Registrar Contract will establish the Russian Subcustodian’s right to obtain direct access to the share register for the independent auditors of the Russian Subcustodian’s customers.

(v)	Specification of the Registrar Company’s Responsibilities and Liabilities – each Registrar Contract will set forth the Registrar Company’s responsibilities in relation to distributions and other corporate actions; the Registrar Company’s liabilities as established under the regulations applicable to the share registration system; and the procedures for making a claim against and receiving compensation from the Registrar Company in the event that a loss is incurred.

(j)	“Russian Security” shall mean an equity security issued by a Russian issuer.

(k)	“Russian Securities Depository” shall mean any entity licensed under Russian Federal law to carry out, as a depository, registration of rights to Russian Securities, which, in turn, the Russian Securities Depository has registered on an omnibus basis with Registrar Companies.

(l)	“Russian Subcustodian” shall mean J.P. Morgan Bank International (Limited Liability Company), an indirect wholly-owned subsidiary of JPMorgan Chase & Co., located in Moscow, Russia, and any nominee companies appointed by it (and shall also mean any additional or successor subcustodian used by the Bank in Russia and any nominee companies appointed by it or them).

(m)

“Share Extract” shall mean an extract of its share registration books issued by a Registrar Company or shareholding statement from a Russian Securities Depository indicating an investor’s ownership of a security. Share Extracts are not securities and cannot be used to transfer ownership. They may, however, be useful in establishing proper ownership if any dispute arises as to the Customer’s ownership of certain shares.

(n)	“VTB” shall mean the Bank for Foreign Trade (Vneshtorgbank), the ‘de facto’ central clearing and settlement agent for MinFin Bonds. It is mandatory to settle immobilised securities in the VTB, although they can be uplifted upon the Customer’s request.

Section 2.	Payment and Settlement

Notwithstanding anything to the contrary in the Custody Agreement, with respect to purchasing Russian Securities, payment therefor shall not be made prior to the issuance by the Registrar Company of the Share Extract evidencing the transfer of ownership of the Russian Securities being purchased. Delivery of Russian Securities will be accepted by the Bank or the Russian Subcustodian on behalf of the Customer, in accordance with the customary or established securities trading or securities processing practices and procedures in place in Russia. Delivery of Russian Securities may also be made in any manner specifically required by instructions acceptable to the Bank. The Customer shall promptly supply such transaction and settlement information as may be required by the Bank or the Russian Subcustodian in connection with particular transactions.

Section 3.	Corporate Actions and Proxy Voting

It is understood and agreed that the Bank need only use its Reasonable Efforts with respect to any corporate action, such as a rights issue, stock dividend or stock split with respect to Russian Securities (except that the Bank shall use Reasonable Care with respect to its duties to transmit information to the Customer). It is also understood that proxy voting services are only available with respect to Russian Securities by agreement and where a Registrar Contract is in place.

Section 4.	Responsibility for Registrar Companies

(a)	The Bank agrees to provide services in relation to Russian Securities for which the Russian Subcustodian has entered into a Registrar Contract with the relevant Registrar Company. The Bank will advise the Customer (and will update such advice from time to time as changes occur) of those Registrar Companies with which the Russian Subcustodian has entered into a Registrar Contract and the identity of those Russian Securities Depositories of which it is a member. In the case of Russian Securities which are held for the accounts through a Registrar Company, but not through a Russian Securities Depository, the Bank shall cause the Russian Subcustodian both to monitor each Registrar Company and to promptly advise the Customer and its investment advisor when the Russian Subcustodian has actual knowledge of the occurrence of any one or more of the following events with respect to a Registrar Company that serves in that capacity for any issuer the Russian Securities of which are held by the Customer:

(i)	a Registrar Company has eliminated the name of a shareholder from a register or otherwise altered the shareholder’s interest and that shareholder alleges that such elimination or alteration was unlawful;

(ii)	a Registrar Company informs the Russian Subcustodian that it no longer will be able materially to comply with the protective provisions of the Registrar Contract between the Russian Subcustodian and the Registrar Company, or the Russian Subcustodian has actual knowledge that a Registrar Company has engaged in conduct that indicates that it will not materially comply with these protective provisions;

(iii)	a Registrar Company has refused to re-register shares in the name of a particular purchaser and the purchaser or seller alleges that such refusal was unlawful;

(iv)	a Registrar Company holds for its own account shares of the issuer for which it serves as Registrar Company; and

(v)	the Russian Subcustodian determines that a Registrar Company has materially breached its Registrar Contract with the Russian Subcustodian and has failed to cure such breach within a reasonable period of time.

(b)	Neither the Bank nor the Russian Subcustodian shall be responsible for any action or inaction of any Registrar Company or Russian Securities Depository and no Registrar Company or Russian Securities Depository shall be, or shall be deemed to be the Bank, the Russian Subcustodian, a correspondent, a subcustodian or the employee, agent or personnel of any of the foregoing. Notwithstanding the foregoing, nothing in this section has any affect on the responsibilities and standard of care owed by the Bank to Customer pursuant to Section 2.18 of the Custody Agreement.

(c)	No Registrar Company shall be deemed to be a Russian Securities Depository.

(d)	Furthermore, neither the Bank nor the Russian Subcustodian shall assume responsibility for, and neither shall be liable for any loss occasioned by reason of the liquidation, bankruptcy or insolvency of any Registrar Company.

Section 5.	Safekeeping

(a)	Subject to Section 12 hereof, the only safekeeping function which the Bank shall perform, with respect to Russian Securities, shall be limited to the safekeeping of relevant Share Extracts and Depository Extracts. Safekeeping of MinFin Bonds is detailed in Section 8.

(b)	The Customer acknowledges and agrees that the Russian Subcustodian may not be able, in given cases and despite its Reasonable Efforts, to obtain a Share Extract from a Registrar Company or a Depository Extract from a Russian Securities Depository and that neither the Bank nor the Russian Subcustodian will be liable in any such event including with respect to any losses resulting from such failure, provided that the Bank has used Reasonable Efforts to obtain such Share Extract or Depository Extract (as the case may be).

Section 6.	Use of Agents

(a)	The Bank or the Russian Subcustodian may, after having received all necessary regulatory consent (if any is so required), appoint such agents as it deems appropriate.

(b)	The Bank and the Russian Subcustodian shall use Reasonable Care in relation to the appointment of additional nominees (if any) and agents (if any).

(c)	The Bank will from time to time inform the Customer of the agents which are used and shall on request provide further details of the functions they perform.

(d)	To the extent that Bank employs agents to perform any of the functions to be performed by the Bank or the Russian Subcustodian with respect to Russian Securities or MinFin Bonds, neither the Bank nor the Russian Subcustodian shall be responsible for any act, omission, default or for the solvency of any such agent unless the appointment of such agent was made with Negligence or in bad faith, except that where the Bank or the Russian Subcustodian uses an (i) affiliated nominee or (ii) an agent to perform share registration or share confirmation functions described in Section 11 hereof, the Bank and the Russian Subcustodian shall be liable to the Customer as if the Bank or the Russian Subcustodian were performing such functions themselves.

(e)	Notwithstanding Section 6(d) the Bank shall not assume responsibility for, and shall not be liable for any loss occasioned by reason of the liquidation, bankruptcy or insolvency of the DCC.

Section 7.	Acceptance of Russian Securities When There Is No Registrar Contract

Where the Customer is considering investing in the Russian Securities of an issuer with whom the Russian Subcustodian does not have a Registrar Contract with the issuer’s Registrar Company and which Russian Securities either are held through a Russian Securities Depository or are held in a Russian Securities Depository of which the Russian Subcustodian is not a member, the Customer may request that the Bank ask that the Russian Subcustodian both consider whether it would be willing to attempt to enter into such a Registrar Contract or become a member of such a Russian Securities Depository and the Russian Subcustodian shall advise the Customer of its willingness to do so. Where the Russian Subcustodian has agreed to make such an attempt, the Bank will advise the Customer of the occurrence of any one or more of the events described in Section 4(a)(i)-(v) hereof, of which the Russian Subcustodian has actual knowledge. Notwithstanding the foregoing, the services to be provided by the Bank will be provided only in relation to Russian Securities for which the Russian Subcustodian has entered into a Registrar Contract with the relevant Registrar Company or which are held through a Russian Securities Depository of which the Russian Subcustodian is a member.

Section 8.	MinFin Bonds

(a)	Where the Customer is considering investing in MinFin Bonds, the Customer acknowledges and understands that MinFin Bonds are immobilised in the VTB. In the event that the Customer wishes to instruct the Bank to uplift MinFin Bonds from the VTB and for the Bank to be responsible for the safekeeping of MinFin Bonds in physical form, the Bank reserves the right to refuse to accept delivery of MinFin Bonds in physical form. In the event that the Bank is not able to accept delivery of such MinFin Bonds in physical form, the Customer shall make their own arrangements for the transportation and safekeeping of such MinFin Bonds and the Bank shall have no duty in respect of, and accepts no liability for, such arrangements.

(b)	The Customer understands that holding MinFin Bonds in physical form exposes the Customer to additional risks associated with the physical transportation of bearer instruments and further acknowledges that additional costs incurred will be charged to the Customer which may include, but are not limited to, insurance, courier, security and safekeeping costs.

Section 9.	Market Profile

(a)	The Customer acknowledges that it has received, reviewed and understands the Bank’s current market profile for Russia, including, but not limited to, the risks described therein, although it is acknowledged that the market profile does not form part of this document.

(b)	The Bank shall cause the Russian Subcustodian to prepare for distribution upon request to the Customer a quarterly profile identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of the Customer and (ii) the steps that the Russian Subcustodian has taken during the profiling period to ensure that the Customer’s interests continue to be appropriately recorded.

Section 10.	Custody Agreement

Save as otherwise provided herein, the provisions of the Custody Agreement shall continue in full force and effect. With effect from the date of this Agreement and with respect to Russian Securities and MinFin Bonds only, this Agreement and the Custody Agreement shall be read and construed together and form a single agreement and in the case of any inconsistency the terms contained herein shall prevail. Throughout the Custody Agreement, in so far as it applies to Russian Securities or MinFin Bonds pursuant to this Agreement, all references to “negligence” and “reasonable care” and “reasonable efforts” shall be deemed amended to read as “Negligence”, “Reasonable Care” and “Reasonable Efforts” respectively-; provided however, that Section 2.17(b)(iii) and 2.17(b)(iv) of the Custody Agreement shall not be amended to the extent such terms are inconsistent with the requirements of Rule 17f-5(c)(1) of the Investment Company Act of 1940.

Section 11.	Share Registration and Confirmation Functions Performed By The Russian Subcustodian

The Bank will cause a Russian Subcustodian employee or agent, which may include the DCC to present to the relevant Registrar Company in person the documentation necessary to effect a transaction in Russian Securities, including information from the Customer’s broker concerning the trade and a valid transfer instruction. The Registrar Company has agreed to effect the re-registration of the shares to reflect the Customer’s ownership and to issue to the Russian Subcustodian employee or agent a Share Extract reflecting the ownership of all the shares registered.

Equities generally will be held in the name of J.P. Morgan Bank International (Limited Liability Company) as Nominal Holder. An omnibus account on the books of each Registrar Company will be established for J.P. Morgan Bank International (Limited Liability Company) as Nominal Holder. Under an omnibus account, all assets held as nominal holder are maintained in a single account. Each omnibus account will contain only assets of the Russian Subcustodian’s customers. Ownership of shares by the Russian Subcustodian’s customers will be recorded on the books of the Russian Subcustodian. To verify the holdings of its customers, the Russian Subcustodian will compare the total shares held in the omnibus account according to the Registrar Company with the total shown on the books of the Russian Subcustodian.

For at least the first two (2) years following the Russian Subcustodian’s initial use of a Registrar Company, Bank shall cause the Russian Subcustodian to conduct share confirmations with that Registrar Company at least quarterly. Thereafter, confirmations may be conducted on a less frequent basis if the Russian Subcustodian determines it to be appropriate. In conducting these share confirmations, the Russian Subcustodian’s employee or agent will request either an updated copy of the Share Extract or some other sufficient evidence of verification and will determine if the Share Extract reflects the same information as contained in the Russian Subcustodian’s records.

Section 12.	Occurrence Of Any Changes

Each party acknowledges that the position regarding recording of entitlement to Russian Securities may change, and each party agrees that in the event of a material change during the continuance of the Custody Agreement and this Agreement they shall from time to time consider whether the terms of this Agreement remain pertinent to the then changed situation and shall discuss in good faith with the other party the appropriate course of action, including (where appropriate) whether this Agreement should be terminated. The Bank will exercise Reasonable Care to keep itself informed as to any change in the prevailing Russian system for recording entitlement to Russian Securities.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Signed for and on behalf of JPMorgan Chase Bank, N.A.

By:	/S/ MARK W. KUCERA
Authorised Signature
Name:	Mark W. Kucera
Title:	Vice President

Signed for and on behalf of each Fund listed on Attachment A

By:	/S/ RONALD E. ROBISON
Authorised Signature
Name:	Ronald E. Robison
Title:	President and Principal Executive Officer

Attachment A

Morgan Stanley FX Series Funds—

The FX Alpha Portfolio

The FX Alpha Plus Portfolio

The Universal Institutional Funds, Inc.—

Asian Equity Portfolio

Balanced Portfolio

Core Equity Portfolio

Core Plus Fixed Income Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Equity Portfolio

Equity and Income Portfolio

Equity Growth Portfolio

Global Franchise Portfolio

Global Real Estate Portfolio

Global Value Equity Portfolio

High Yield Portfolio

International Fixed Income Portfolio

International Growth Equity Portfolio

International Magnum Portfolio

Investment Grade Fixed Income Portfolio

Mid Cap Growth Portfolio

Multi-Asset Class Portfolio

Small Company Growth Portfolio

Targeted Duration Portfolio

U.S. Mid-Cap Value Portfolio

U.S. Real Estate Portfolio

Value Portfolio

Morgan Stanley Institutional Fund Inc.—

Active International Allocation Portfolio

Disciplined Large Cap Value Active Extension Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Portfolio

Focus Equity Portfolio

Global Franchise Portfolio

Global Real Estate Portfolio

Global Value Equity Portfolio

International Equity Portfolio

International Growth Equity Portfolio

International Magnum Portfolio

International Real Estate Portfolio

International Small Cap Portfolio

Large Cap Relative Value Portfolio

Small Company Growth Portfolio

Systematic Active Large Cap Core Portfolio

Systematic Active Small Cap Core Portfolio

Systematic Active Small Cap Growth Portfolio

Systematic Active Small Cap Value Portfolio

Systematic Large Cap Core Active Extension Portfolio

U.S. Large Cap Growth Portfolio

U.S. Real Estate Portfolio

Morgan Stanley Institutional Fund Trust—

Advisory Global Fixed Income Portfolio

Advisory Global Fixed Income Portfolio II

Advisory Portfolio

Advisory Portfolio—Series 1

Advisory Portfolio—Series 2

Balanced Portfolio

Core Fixed Income Portfolio

Core Plus Fixed Income Portfolio

Equities Plus Portfolio

High Yield Portfolio

Intermediate Duration Portfolio

International Fixed Income Portfolio

Investment Grade Fixed Income Portfolio

Limited Duration Portfolio

Long Duration Fixed Income Portfolio

Mid Cap Growth Portfolio

Municipal Portfolio

U.S. Mid Cap Value Portfolio

U.S. Small Cap Value Portfolio

Value Portfolio

Morgan Stanley European Equity Fund

Morgan Stanley Global Dividend Growth Fund,

Morgan Stanley International Fund

Morgan Stanley International Small Cap Fund

Morgan Stanley International Value Equity Fund

Morgan Stanley Japan Fund

Morgan Stanley Pacific Growth Fund

Morgan Stanley Technology Fund

Morgan Stanley Variable Investment Series-

European Equity Portfolio

Global Dividend Growth Portfolio

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley India Investment Fund, Inc.

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

The Malaysia Fund, Inc.

The Latin American Discovery Fund, Inc.

The Turkish Investment Fund, Inc.